UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2012

TPG Specialty Lending, Inc.

(Exact name of registrant as specified in charter)

Delaware	814-00854	27-3380000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 Commerce Street, Suite 3300
Fort Worth, TX	76102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 871-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On November 29, 2012, TPG SL SPV, LLC (the “SPV”), a wholly-owned subsidiary of the Company, State Street, The Bank of New York Mellon Trust Company, N.A. (“BNYMellon”) and the Company entered into an Instrument of Removal, Appointment and Acceptance (the “Succession Agreement”), pursuant to which the Company (i) removed BNY Mellon as collateral agent, calculation agent and custodian under the Revolving Credit and Security Agreement (the “Credit Agreement”), dated as of May 9, 2012, among the SPV, the Company, BNYMellon and Natixis, New York Branch, as facility agent (“Natixis”); and, (ii) appointed State Street as collateral agent, calculation agent and custodian under the Credit Agreement. The Succession Agreement became effective on December 28, 2012, upon the execution of an account control agreement between State Street and the SPV and the termination of an existing account control agreement between BNYMellon and the SPV. The Succession Agreement was acknowledged and agreed to by Natixis. Upon the replacement of BNYMellon with State Street, State Street is responsible for all the functions of the collateral agent, calculation agent and custodian as described in the Credit Agreement. A copy of the Succession Agreement is filed as an exhibit hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1:	Instrument of Removal, Appointment and Acceptance, dated November 29, 2012, among State Street Bank and Trust Company and TPG SL SPV, LLC, TPG Specialty Lending, Inc. and the Bank of New York Mellon Trust Company, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPG SPECIALTY LENDING, INC.
(Registrant)

Date: January 2, 2013	By:	/s/ Ronald Cami
Ronald Cami
Vice President

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